COMMUNITY
CAPITAL                                                       NEWS
CORPORATION                                                   RELEASE

For further information:
James H. Stark, Community Capital Corporation
864/941-8206
--------------------------------------------------------------------------------
Lee Lee M. Lee, Investor Relations
864/941-8242 or email: llee@comcapcorp.com


FOR IMMEDIATE RELEASE

           MID STATE BANK COMPLETES THE PURCHASE OF PROSPERITY BRANCH
                              FROM CAROLINA FIRST

NEWBERRY, SC - Mid State Bank has completed the purchase of the Carolina First Bank branch in Prosperity, South Carolina. The branch office has approximately $7 million in deposits. The terms of the transaction were not disclosed.

Mid State Bank is one of five banks wholly owned by Community Capital Corporation. Headquartered in Greenwood, South Carolina, Community Capital Corporation has 16 banking offices located in the upstate and midlands of South Carolina with over $375 million in total assets. The common stock of Community Capital Corporation is traded on the American Stock Exchange under the symbol 'CYL'.